Amendment #5 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Portfolios is hereby amended by adding the following to the List of Portfolios:



Quantitative Equity Portfolio


Dated as of December 23, 1999                     BT INVESTMENT PORTFOLIOS


                                                  By:    /s/Daniel O. Hisch
                                                  Name:  Daniel O. Hirsch
                                                  Title: Secretary


                                                  BANKERS TRUST COMPANY


                                                  By:    /s/ Ross Youngman
                                                  Name:  Ross Youngman
                                                  Title: Managing Director